UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant 

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 Preliminary Proxy Statement

 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 Definitive Proxy Statement

☑ Definitive Additional Materials

 Soliciting Material Pursuant to §240.14a-12

MarineMax, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 Fee paid previously with preliminary materials

 Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! MARINEMAX, INC. 2025 Annual Meeting Vote by February 20, 2025 11:59 PM ET MARINEMAX, INC. 501 BROOKER CREEK BOULEVARD OLDSMAR, FLORIDA 34677 V60177-P22365 You invested in MARINEMAX, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on February 21, 2025. Get informed before you vote View the Notice and Proxy Statement and 10-K Wrap online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 7, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* February 21, 2025 8:00 a.m., local time Our principal executive offices 501 Brooker Creek Boulevard Oldsmar, Florida 34677 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors, each to serve for a three-year term expiring in 2028. Nominees: 1a. Bonnie Biumi For 1b. George E. Borst For 1c. Mercedes Romero ForV60178-P22365 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors, each to serve for a three-year term expiring in 2028. Nominees: 1a. Bonnie Biumi For 1b. George E. Borst For 1c. Mercedes Romero For 2. To approve (on an advisory basis) our executive compensation (“say-on-pay”). For 3. To approve an amendment to our 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance under that plan by 500,000 shares and to extend the term of the plan to 2035. For 4. To approve an amendment to our 2021 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 495,000 shares. For 5. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending September 30, 2025. For And upon such other matters that may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V60178-P22365